Exhibit 10.38


STATE OF NORTH CAROLINA                                   FIRST MODIFICATION AND
                                                          AMENDMENT TO
COUNTY OF MECKLENBURG                                     LOAN MODIFICATION AND
                                                          FORBEARANCE AGREEMENT



         THIS FIRST MODIFICATION AND AMENDMENT TO LOAN MODIFICATION AND FORBEARANCE AGREEMENT ("Agreement") is made and entered into as of April 1, 2002, by and between FEATHERLITE, INC., a Minnesota corporation with its office and principal place of business in Cresco, Iowa ("Featherlite" or "Obligor"); and WACHOVIA BANK, NATIONAL ASSOCIATION. FORMERLY KNOWN AS FIRST UNION NATIONAL BANK ("Lender"). All capitalized terms used but not defined herein shall have the meaning affixed in the original Forbearance Agreement, as defined below.


                                R E C I T A L S:

         A. Obligor and Lender entered into a Loan Consolidation, Modification and Forbearance Agreement dated as of October 1, 2001 (the "Original Forbearance Agreement"). The capitalized terms used in this Agreement shall have the same meaning as in the original Forbearance Agreement, except as otherwise noted herein.

         B. By its terms, the Forbearance Covenant granted under the Original Forbearance Agreement, as modified and extended, expires on March 31, 2002.

         C. Obligor has requested that Lender grant an additional forbearance covenant until June 28, 2002. Lender, subject to the express terms and conditions of this Agreement and the documents, instruments and agreements executed and to be executed pursuant hereto has agreed to this request.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties do hereby stipulate, covenant and agree as follows:

         1. Representations and Warranties and Acknowledgments. The Obligor hereby represents, warrants and acknowledges to Lender, upon which Lender is relying, that:

                  1.1 The Recitals contained in the Original Forbearance Agreement and the foregoing Recitals are true and correct.

                  1.2 It is authorized under applicable law to execute, deliver and perform this Agreement and all documents, instruments and agreements executed in connection herewith. This Agreement is a legal, valid and binding obligation of Obligor in accordance with its terms. Neither the execution and delivery of this Agreement or the fulfillment of or compliance with any of the terms and conditions of this Agreement will conflict with or result in a breach of the terms, conditions or provisions of or constitute a violation or default under any applicable law, regulation, judgment, writ, order or decree to which any of Obligor's properties are subject.

                  1.3 The existing liens, security interests and other encumbrances in favor of Lender arising under the Loan Documents are valid and binding obligations of Obligor, are duly perfected and are not subject to avoidance or invalidation for any reason.

                  1.4 The Personal Property Collateral is free and clear of all liens, claims, interests and encumbrances except for liens in favor of Lender and the liens, if any, in favor of Firstar.

                  1.5 The Real Property Collateral is free and clear of all liens, claims, interests and encumbrances except for liens in favor of Lender, except for those liens listed in Lender's Attorneys' Title Insurance Fund, Inc. title insurance policy number MP-2473973 dated as of October 15, 1999 at 3:50 P.M.

                  1.6 There are no pending, nor to the best knowledge of Obligor, threatened actions, litigation, disputes, alleged defaults for breaches, suits or proceedings against or in any way relating adversely to Obligor or their respective properties before any court, arbitrator or governmental or administrative body or agency.

                  1.7 Except as described in this Agreement, Obligor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any of them is a party or by which their properties are bound.

                  1.8 Neither this Agreement nor any report, schedule, certificate, agreement or any instrument heretofore or contemporaneously herewith provided to Lender by Obligor contain any misrepresentation or untrue statement of facts or omits to state any material facts.

                  1.9 Obligor has no present intent to file a voluntary petition under any chapter of Title 11, United States Code (the "Bankruptcy Code"), or in any manner to seek relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency laws. Neither the execution and delivery of this Agreement nor the performance of any actions required by this Agreement is being consummated by any party to hinder, delay or defraud any entity to Obligor or are now or will hereafter become indebted.

                  1.10 Obligor is, to the best of its knowledge, in compliance in all respects with all federal, state and local laws, rules and regulations applicable to their respective properties, operations, businesses and finances.

                  1.11 Obligor has paid all local, local state and federal taxes which are currently due and owing.

                  1.12 As of March 27, 2002, the outstanding and unpaid principal balance due under the Notes, exclusive of attorneys' fees and costs, was as follows:


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


         Term Note 1
         -----------

Principal                                     3,565,918.09

Accrued Interest                                 17,164.80

TOTAL                                         3,583,082.80


         Term Note 2
         -----------

Principal                                       155,032.00

Accrued Interest                                    833.00

TOTAL                                           155,865.00


         2. Payments due at Closing. Obligor shall remit to Lender upon closing of the Agreement the following payments:

Attorneys' fees                                   1,800.00

Facility Fee                                     $5,000.00

TOTAL PAYMENT DUE                                $6,800.00

                  * Additional fees and costs may be due and payable as provided in Section 16.

         3. Modification of Term Note 1. Term Note 1 is hereby modified and amended effective as of April 1, 2002 in the following respects:

                  3.1 "Contract Interest Rate". The first sentence of this paragraph is deleted and the following inserted:

         1-month LIBOR plus 650 basis points ("LIBOR-Based Rate").

                  3.2 "Repayment Terms". This paragraph is deleted in its entirety and the following inserted:

         Commencing April 1, 2002, this Note shall be due and payable in principal payments as set forth in Schedule A attached hereto and made a part hereof together with accrued interest thereon at the 1 month LIBOR rate plus 650 basis points. All remaining principal and interest shall be due and payable on June 28, 2002.


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


                  3.3 Except as so amended, Term Note 1 shall continue in full force and effect during the Forbearance Period as written.

         4. Modification of Term Note 2. Term Note 2 is hereby amended effective as April 1, 2002 in the following respect:

                  4.1 "Interest Rate". The first sentence of this paragraph is deleted and the following inserted:

         1-month LIBOR plus 650 basis points ("LIBOR-Based Rate").

                  4.2 "Repayment Terms". This paragraph is deleted in its entirety and the following inserted:

         Commencing April 1, 2002, this Note shall be due and payable in principal payments of $19,011.00 together with accrued interest thereon at the 1-month LIBOR rate plus 650 basis points. All remaining principal and interest shall be due and payable on June 28, 2002.

                  4.3 Except as so amended, Term Note 2 shall continue in full force and effect during the Forbearance Period as written.

         5. Termination of Swap Agreement. Upon termination of the Forbearance Covenant (as defined below), the existing interest rate swap agreement between Obligor and Lender shall terminate, and Obligor shall be liable for and promptly pay any fees due arising upon said termination.

         6. Facility Fee. A forbearance facility fee (the "Facility Fee") in the amount of $5,000.00 shall be due and payable upon execution of this Agreement.

         7. Reporting Requirement. In addition to any other reporting requirement in the Loan Documents, on the 15th of each month hereafter, Obligor shall confirm to Lender in writing, that all representations and warranties contained herein continue to be true and correct as of that date, to the best of Obligor's knowledge.

         8. Modification; No Novation. The execution of this Agreement constitutes a modification and not a novation of the Note. Accordingly, Obligor stipulate and agree that the liens and security interests granted under the Loan Documents continue to secure payment of the Note as hereby modified in accordance with their original priorities.

         9. Affirmative Covenants. Obligor covenant and agree that from the date hereof and until payment in full of the principal and interest on the Note unless Lender shall otherwise consent in writing, Obligor will comply with all covenants contained in the Original Forbearance Agreement.


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


         10. Events of Default. Obligor shall be in default under this Agreement upon the happening of any of the following events, circumstances or conditions ("Events of Default"):

                  10.1 Default in the payment of any amount or the performance of any of the other obligations to Lender as and when due under the Loan Documents;

                  10.2 Failure of Obligor to perform, keep or observe any Covenant contained in this Agreement;

                  10.3 Any warranty, representation or statement made or furnished to Lender by or on behalf of any Obligor in connection with this Agreement proving to have been false in any material respect when made or furnished; or becoming false during the existence of the Forbearance Covenant.

                  10.4 Substantial damage, destruction, loss, sale or encumbrance to or of the Collateral, or the assertion or making of any foreclosure, levy, seizure, mechanics or materialman's lien or attachment thereof or thereon;

                  10.5 Any event of default shall occur under, or Obligor shall default in the performance or observance of any term, condition or agreement contained in any of the Loan Documents;

                  10.6 Insolvency, business failure, appointment of a receiver for any part of any of the Obligor property, an assignment for the benefit of creditors or the commencement of any proceeding under bankruptcy or insolvency laws by or against the Obligor;

                  10.7 Upon the entry of any monetary judgment or the assessment and/or filing of any tax lien against Obligor; and,

                  10.8 Upon the issuance of any writ of garnishment or attachment against any property or debts due or rights of Obligor, specifically including the commencement of any action or proceeding to seize monies of Obligor on deposit in any bank account.

         11. Remedies upon Default. Upon the occurrence of an event of default Lender may, in its sole discretion and without notice to Obligor, undertake any or all of the remedies specified in the Original Forbearance Agreement.

         12. Forbearance Covenant. Lender covenants and agrees with Obligor (the "Forbearance Covenant") that as long as there is no Event of Default under this Agreement, Lender shall forbear in the exercise of its rights and remedies under the Loan Documents through and including June 28, 2002; PROVIDED, HOWEVER, upon the occurrence of an Event of Default under this Agreement, this Forbearance Covenant shall be void and of no effect, and Lender shall be free to exercise any and all of its rights and remedies under the Loan Documents and this Agreement, all of which rights and remedies are expressly reserved by Lender.


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


         13. Estoppel, Waiver, Release and Covenant Not to Sue. Obligor represents and warrants to Lender that it is not aware of any claims, counterclaims, offsets, credits or defenses to any of the Loan Documents and nor to the payment and performance of its obligations thereunder. If any Obligor has any claims, counterclaims, offsets, credits or defenses to any of the Loan Documents, to any transaction related to the Loan Documents, to the debt evidenced thereby or any other transactions, occurrences or relationships with Lender the same whether known or unknown are hereby waived and released in consideration of Lender's execution and delivery of this Agreement. Obligor further covenants and agrees never to institute or cause to be instituted any suit or proceeding of any kind against Lender or its officers, directors, agents or employees on account of any claim, known or unknown, arising under or in any way relating to the Loan Documents and all other relationships between Obligor on the one hand and Lender on the other.

         14. Waiver of Automatic Stay; Supplemental Stay. Obligor acknowledge and agree that in the event of the filing of any petition for bankruptcy relief filed by or against any Obligor:

                  14.1 Obligor consents to the entry of an order granting Lender relief from the automatic stay of ss.362 of the Bankruptcy Code, and shall not assert or request any other party to assert that the automatic stay provided by ss.362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has under the Loan Documents, or any other rights Lender has against Obligor or against any property owned by Obligor;

                  14.2 Obligor shall not seek or request any other party to seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to ss.105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has under the Loan Documents, or any other rights Lender has against Obligor or against any property owned by it.

         15. Conditions Precedent to Closing; Closing. Lender's obligation to grant the Forbearance Covenant is subject to the fulfillment by the Obligor of each of the following conditions prior to the Closing:

                  15.1 Payment of the amount due under Paragraph 2;

                  15.2 Receipt of the following documents executed by Obligor:

                           a.       This Agreement; and

                           b.       Certified Corporate Resolutions.

                  15.3 Such other documents, instruments or agreements as Lender may specify to Obligor in writing.


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


                  Fulfillment of the foregoing conditions shall be determined by Lender in its sole discretion. The Closing shall occur upon Lender's execution of this Agreement.

         16. Expenses. Obligor shall, upon demand by Lender, pay or reimburse Lender for all costs and expenses incurred by Lender in connection with the defaults existing under the Note and the preparation and execution of this Agreement, including without limitation all attorneys' fees, premiums for title insurance and policy endorsements, fees incurred by Lender in connection with appraisals of any property securing the indebtedness and any environmental compliance assessments and remediation costs (if any) required by law or regulation or otherwise deemed necessary or desirable by Lender, and all recording fees. Notwithstanding any other provisions contained in the Loan Documents, if Lender retains an attorney in order to enforce, defend or protect Lender's rights under the Loan Documents or if Lender retains an attorney in connection with any default of any stated or accelerated maturity of Obligor's obligations to Lender in order to collect any debt due Lender or if Lender retains an attorney in connection with any lawsuits, reorganization, bankruptcy or other proceeding involving the Loan Documents or if Obligor sues Lender, then in any such instance Obligor agrees to pay Lender in addition to all principal, interest, late charges and fees, all of Lender's reasonable costs and expenses including reasonable attorneys' fees incurred by Lender.

         17. Miscellaneous.

                  17.1 Cumulative Rights. No right, power or remedy conferred upon or reserved to Lender in the Loan Documents is exclusive of any other right, power or remedy conferred upon the Lender hereunder or at law or in equity. Each remedy shall be cumulative and concurrent and may be exercised by Lender in its sole discretion.

                  17.2 No Waiver. Lender may, in the sole discretion of Lender, from time to time waive or forbear from enforcing any provision contained in the Loan Documents, and no such waiver or forbearance shall be deemed a waiver by Lender of any other right or remedy provided herein or by law or be deemed a waiver of the right at any later time to enforce strictly all provisions contained in the Loan Documents and to exercise any and all remedies provided herein and by law.

                  17.3 Admissions. Obligor expressly acknowledges and agrees that the waivers, estoppels and releases contained in this Agreement shall not be construed as an admission of wrongdoing, liability or culpability on the part of Lender or an admission by Lender of the existence of any claims of any Obligor against Lender.

                  17.4 Construction of Agreement. Each party acknowledges that it has participated in the negotiation of this Agreement, and no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Obligor acknowledge that at all times they have been represented by an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement, or have voluntarily decided not to be represented by an attorney, and have had the opportunity to review and


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


analyze this Agreement for a sufficient period of time prior to the execution and delivery thereof. No representations or warranties have been made by or on behalf of Lender, or relied upon by any Obligor, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. This Agreement and the Loan Documents embody the entire agreement and understanding among the parties relating to the subject matter hereof and supersede all prior proposals, negotiations, agreements and understanding relating to such subject matter.

                  17.5 Notices. Any notice required or permitted to be given under this First Amendment shall be in writing and shall be deemed given on the third day following the date deposited in the United States mail, postage prepaid, sent by first class mail or registered overnight carrier such as Federal Express and addressed as follows:

--------------------------------------------------------------------------------
Obligor:            Featherlite, Inc.
                    Hwys 9 & 63
                    P.O. Box 320
                    Cresco, Iowa  52136
                    Attn:  Jeff Mason

copy to:            Faye Knowles, Esq..
                    Fredrickson & Byron, P.A.
                    1100 International Center
                    Minneapolis, MN  55402
--------------------------------------------------------------------------------
Lender:             Wachovia Bank, National Association
                    c/o Ron Cohn
                    Mail Code GA8056
                    191 Peachtree Street
                    Atlanta, Georgia  30303

copy to:            J. William Porter, Esq.
                    Maria Blue Barry, Esq.
                    Parker, Poe, Adams & Bernstein L.L.P.
                    401 South Tryon Street
                    3000 Three Wachovia Center
                    Charlotte, North Carolina 28202
--------------------------------------------------------------------------------

         Either party may, from time to time, designate a different notice address by notice given as herein provided.

                  17.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.


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


                  17.7 Headings. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof or thereof.

                  17.8 No Assignment. The rights and obligations of Obligor hereunder may not be assigned or transferred to any person or entity without the express written consent of Lender.

                  17.9 No Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted.

                  17.10 Invalid Provision to Affect no Others. If, from any circumstances whatsoever, fulfillment of any provisions of this Agreement or any transaction related thereto shall be held invalid, then such provision only shall be deemed invalid, and the remainder of this Agreement shall remain operative and in full force and effect.

                  17.11 Time of Essence. Time is of the essence in respect of this Agreement.

                  17.12 Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and the other Loan Documents ("Disputes") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

         Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statues of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of that state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Not withstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.


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


                  17.13 Preservation and Limitations of Remedies. Notwithstanding the preceding binding arbitration provisions, Bank and Obligor agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding after any arbitration action is brought. Bank and Obligor shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         Obligor and Bank agree that no party shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute where the Dispute is resolved by arbitration or judicially.

                  17.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts together shall constitute one and the same instrument.

                  17.15 Closing. The closing of this Agreement must occur on or before April 1, 2002.

         IN WITNESS WHEREOF the parties have executed and delivered this Agreement under seal pursuant to authority duly given as of the day and year first above written.


                                        OBLIGOR:
                                        FEATHERLITE, INC.

                                        /s/ Jeffery A. Mason

                                        By:  Jeffery A. Mason
                                        Its: Chief Financial Officer

ATTEST:

/s/ Gary Ihrke
Secretary

[CORPORATE SEAL]


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


                                        LENDER:
                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                        f/k/a FIRST UNION NATIONAL BANK

                                        /s/ Ronald S. Cohn

                                        By: Ronald S. Cohn
                                        Its: Director

ATTEST:


-----------------------------------
Secretary

[CORPORATE SEAL]


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